Exhibit 99.1

Investors and Shareholders:

Walt Amaral

SiRF Technology Holdings, Inc.

(408) 392-8437

wamaral@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Record Revenue for Second Quarter 2005

SAN JOSE, Calif.— July 26, 2005/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported financial results for its second quarter ended June 30, 2005.

Net revenue in the second quarter of fiscal 2005 was $35.4 million, an increase of 16 percent from $30.5 million reported in the second quarter of 2004. Net revenue in the first six months of fiscal 2005 was $62.4 million, an increase of 6 percent from $58.8 million in the prior year period. Gross margin in both the second quarter and first six months of fiscal 2005 was 56.0 percent, as compared to 55.7 percent and 56.5 percent in the corresponding prior year periods.

Net income for the second quarter of fiscal 2005 was $3.9 million, or $0.07 per diluted share, on 52.0 million weighted average shares outstanding. This compares with net income of $4.6 million, or $0.09 per diluted share, on 49.4 million weighted average shares outstanding in the second quarter of fiscal 2004. Net income for the first six months of fiscal 2005 was $5.5 million, or $0.11 per diluted share, on 51.2 million weighted average shares outstanding. This compares with net income of $8.7 million, or $0.19 per diluted share, on 45.5 million weighted average shares outstanding in the first six months of fiscal 2004.

SiRF reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the pre-tax effect of amortization of stock compensation expense, amortization of acquisition-related intangibles and in-process research and development. Non-GAAP net income for the second quarter of 2005 was $7.4 million, or $0.14 per diluted share, as compared to non-GAAP net income of $7.4 million, or $0.15 per diluted share, for the second quarter of 2004. Non-GAAP net income for the second quarter of 2005 excludes $1.4 million in stock compensation expense, $1.3 million in amortization of acquisition-related intangibles and $760,000 of acquired in-process research and development. Non-GAAP net income for the second quarter of 2004 excludes $1.6 million in stock compensation expense, and $1.2 million in amortization of acquisition-related intangibles. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the second quarter of fiscal 2005 were 52.0 million, compared with 49.4 million for the second quarter of 2004.

Non-GAAP net income for the first six months of fiscal 2005 was $10.8 million, or $0.21 per diluted share, as compared to non-GAAP net income of $14.6 million, or $0.32 per diluted share, for the first six months of fiscal 2004. Non-GAAP net income for the first six months of fiscal 2005 excludes $2.0 million in stock compensation expense, $2.4 million in amortization of acquisition-related intangibles and $760,000 of acquired in-process research and development. Non-GAAP net income for the first six months of fiscal 2004 excludes $3.6 million in stock compensation expense and $2.3 million in amortization of acquisition-related intangibles. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first six months of fiscal 2005 were 51.2 million, compared with 45.5 million weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first six months of fiscal 2004.

Total cash, cash equivalents and short-term investments were $86 million at June 30, 2005, compared with $101 million at December 31, 2004. Long-term investments were $33 million at June 30, 2005, compared with $44 million at December 31, 2004.

“The bookings momentum that started in Q1 has continued through Q2 and, as a result, we are reporting record sales for Q2 2005 and we expect continuing strong demand for Q3 2005”, said Michael Canning, President and CEO. “We anticipate that the acquisition of the Motorola GPS unit and Kisel AB during the quarter, will further strengthen our engineering and technology capability and reinforce our leadership position in location technology”.

The acquired assets and liabilities of both of these acquisitions are reflected in the Company’s consolidated financial statements. As the Company finalizes certain valuation assumptions, adjustments may be recorded in the related purchase price allocations prior to the filing of SiRF’s second quarter Form 10-Q.

Quarterly conference call details

SiRF will host a conference call on Tuesday, July 26, 2005, at approximately 4:30 PM EDT/1:30 PM PDT to discuss second quarter fiscal 2005 results. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http:www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the website for twelve months.

To listen to the call, please dial (800)540-0559 (domestic) or (785)832-1508 (international) approximately 10 minutes prior to the start time. The pass code is: SIRF. A telephonic replay will be available approximately two hours following the earnings call and will remain available for one week. To access the replay, dial (800)688-7036.

About SiRF Technology Holdings, Inc.

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as asset tracking devices and fleet management systems. SiRF markets and sells its products in four target platforms: automotive, consumer electronics, mobile computing, and wireless devices. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. These adjustments to SiRF’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the company’s marketplace performance. The non-GAAP results are an indication of SiRF’s baseline performance before stock compensation expense, amortization of acquisition-related intangibles and in-process research and development that are considered by management to be outside of the company’s business operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, statements regarding continuing strong demand for the third quarter, further strengthening engineering and technology capability and reinforcing leadership position in GPS, and the anticipated benefits of the Motorola and Kisel AB acquisitions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “plans,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, we may not realize the anticipated benefits of the acquisitions, risks associated with acquisitions, including the ability to successfully integrate the acquired technologies or operations, potential diversion of management’s attention and our ability to retain key employees of acquired businesses, our ability to continue to be a preferred supplier to Motorola, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, market demand for and acceptance of our current and future products and those of our customers, the semiconductor industry, international operations, our ability to compete, and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenue:
Product revenue	$32,522	$26,618	$57,543	$50,924
License royalty revenue	2,888	3,832	4,898	7,884

Net revenue	35,410	30,450	62,441	58,808
Cost of revenue:
Cost of product revenue (a)	15,580	13,490	27,488	25,589

Gross profit	19,830	16,960	34,953	33,219
Operating expenses:
Research and development(b)	8,547	5,931	14,805	11,815
Sales and marketing(b)	3,276	2,940	6,542	6,057
General and administrative(b)	2,487	2,306	5,434	4,155
Amortization of acquisition-related intangibles	1,281	1,158	2,439	2,316
In-process research and development	760	—	760	—

Total operating expenses	16,351	12,335	29,980	24,343

Operating income	3,479	4,625	4,973	8,876
Other income, net	898	208	1,753	235

Net income before income tax provision	4,377	4,833	6,726	9,111
Provision for income taxes	482	242	1,202	456

Net income	$3,895	$4,591	$5,524	$8,655

Net income applicable to common stockholders per share:
Basic	$0.08	$0.12	$0.12	$0.39

Diluted	$0.07	$0.09	$0.11	$0.19

Weighted average number of shares used in per share calculations
Basic	47,474	36,764	47,294	22,166

Diluted	52,001	49,427	51,222	45,466

(a) Cost of product revenue includes:
Stock compensation expense	$71	$225	$127	$450

(b) Operating expenses include the following stock compensation expense:
Research and development	1,025	609	1,244	1,382
Sales and marketing	163	423	321	895
General and administrative	160	369	341	858

	$1,348	$1,401	$1,906	$3,135

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows:

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
GAAP net income applicable to common stockholders	$3,895	$4,591	$5,524	$8,655
Amortization of acquisition-related intangibles	1,281	1,158	2,439	2,316
Stock compensation expense	1,419	1,626	2,033	3,585
In-process research and development	760	—	760	—

Non-GAAP net income applicable to common stockholders	$7,355	$7,375	$10,756	$14,556

Weighted average number of shares used in non-GAAP diluted per share calculations	52,001	49,427	51,222	45,466
Non-GAAP diluted net income applicable to common stockholders per share	$0.14	$0.15	$0.21	$0.32

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	June 30, 2005	December 31, 2004 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,921	$86,462
Marketable securities	17,546	14,842
Accounts receivable, net	11,468	9,768
Inventories	9,419	7,982
Deferred tax assets	13,867	14,986
Prepaid expenses and other current assets	5,037	1,719

Total current assets	126,258	135,759
Long-term investments	32,792	43,760
Property and equipment, net	7,703	5,484

Goodwill	48,115	28,052
Identified intangible assets, net	28,081	15,182
Other long-term assets	255	246

Total assets	$243,204	$228,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,398	$7,418
Accrued payroll and related benefits	3,315	3,444
Income taxes payable	2	26
Other accrued liabilities	2,136	1,554
Deferred margin on shipments to distributors	481	419
Advance contract billings	443	590
Current portion of long-term obligations	748	673

Total current liabilities	18,523	14,124
Long-term deferred tax liability	922	781
Long-term obligations	1,426	1,771

Total liabilities	20,871	16,676

Commitments and Contingencies
Stockholders’ Equity:
Common stock	5	5
Additional paid-in-capital	289,245	275,309
Deferred stock-based compensation	(11,496)	(2,734)
Accumulated other comprehensive loss	(295)	(123)
Accumulated deficit	(55,126)	(60,650)

Total stockholders’ equity	222,333	211,807

Total liabilities and stockholders’ equity	$243,204	$228,483

(1)	The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2004.